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ENDO REPORTS SECOND QUARTER FINANCIAL RESULTS

•	Total quarterly revenues of $767 million, decreased by 2 percent versus prior year.

•	Second quarter reported diluted (GAAP) EPS of $0.30; Second quarter adjusted diluted EPS of $1.42 increased by 12 percent versus prior year.

•	Company now expects 2013 revenues in the range of $2.70 billion to $2.80 billion.

•	Company now expects reported diluted (GAAP) EPS in the range of $1.47 to $1.77; Company now expects 2013 adjusted diluted EPS in the range of $4.25 to $4.55.

•	Company on-track to meet expense reductions as announced on June 5, 2013.
MALVERN, Pa., Aug 6, 2013-- Endo Health Solutions (Nasdaq: ENDP) today reported second quarter 2013 total revenues of $767 million, compared to $785 million for the same quarter of 2012. Endo reported second quarter 2013 net income of $35 million, compared to reported net income of $9 million for the comparable 2012 period. Reported net income for the period includes a charge of approximately $60 million for the period, primarily to reflect the impact of an accrual for certain product liability claims.
As detailed in the supplemental financial information below, adjusted net income for the three months ended June 30, 2013 was $166 million, compared to $154 million for the same period in 2012. Reported diluted EPS for the second quarter 2013 was $0.30, compared to $0.08 for the second quarter of 2012. Adjusted diluted EPS was $1.42 for the second quarter 2013 compared to $1.27 for the same period in 2012.
On June 5, Endo Health Solutions announced a new strategic direction and related actions to streamline the company's operations and expand its platform for sustainable cash flow and earnings growth. Those actions were the result of a comprehensive assessment of Endo's strategy, businesses and operating model.
The company has made progress in implementing the actions announced on June 5. In particular, cost reduction efforts to reduce operating expenses by $325 million on an annual run rate basis versus 2012 expenses are on track. In addition, the company has launched a process to explore strategic alternatives for its HealthTronics business and branded pharmaceutical discovery platform. R&D operations have been restructured to improve efficiency and effectiveness, with a focus on development capabilities and near-term revenue generating assets. Efforts to drive organic growth across business lines through more effective execution are beginning to show impact, and the company has made progress in enhancing its senior talent base. The company also continues to be committed to its strategy of pursuing accretive, value creating acquisitions.
“I'm pleased with the progress that the company has made in implementing our new strategic vision,” said Rajiv De Silva, president and CEO of Endo. “We're making good progress on all of the actions we announced on June 5. Our expense reduction efforts are on track to meet our objectives, we have made progress in the exploration of strategic alternatives for HealthTronics and our branded pharmaceutical discovery platform, and we have positive organic growth momentum within each of our core businesses. I believe that with a continued sharp focus on our strategic priorities, the right cost structure and disciplined execution, Endo will meet and strive to exceed the expectations of our customers, employees, shareholders and patients.”
FINANCIAL PERFORMANCE AT A GLANCE

($ in thousands, except per share amounts)
	2nd Quarter			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change
Total Revenues	$766,509	$785,188	(2)%	$1,475,028	$1,475,821	—%
Reported Net Income	$34,999	$9,465	270%	$50,348	$(77,880)	NM
Reported Diluted EPS	$0.30	$0.08	275%	$0.44	$(0.67)	NM
Adjusted Net Income	$166,348	$154,153	8%	$289,586	$260,453	11%
Adjusted Diluted EPS	$1.42	$1.27	12%	$2.51	$2.14	17%
ENDO PHARMACEUTICALS
Second quarter 2013 branded pharmaceutical revenues were $416 million, a 6 percent decrease compared to second quarter 2012 branded pharmaceutical revenues. This decrease was primarily attributable to the decrease in net sales of OPANA® ER. Second quarter 2013 net sales of OPANA ER decreased 38 percent compared to second quarter 2012. This decrease is related to higher shipments during second quarter of 2012 to rebuild wholesale inventories that were largely depleted as a result of a first quarter 2012 supply disruption. In addition, the brand is now subject to competition from a non-AB rated generic that launched in January 2013.

Second quarter 2013 net sales of LIDODERM® increased 1 percent compared to second quarter 2012. This increase is attributable to the combination of increased price and prescription volume growth. The effect of those growth factors were largely offset by the company's previously announced Supply Agreement with Actavis. As part of that agreement, Endo and its partner Teikoku are providing, at no cost to Actavis, $12 million per month of branded LIDODERM (valued at equivalent wholesale acquisition cost) to the wholesale affiliate of Actavis for its distribution.
Second quarter 2013 net sales of Voltaren® Gel decreased 2 percent compared to second quarter 2012. This decrease is attributable to higher shipments during second quarter of 2012 to rebuild wholesale inventories that were largely depleted as a result of a first quarter 2012 supply disruption. According to IMS Health, total prescriptions for Voltaren Gel established a new high for the product during second quarter 2013.
Second quarter 2013 net sales of FORTESTA® Gel increased 154 percent compared to second quarter 2012. This increase was primarily attributable to improved formulary access that facilitated a significant year-over-year increase in total prescription volumes for the product.
QUALITEST
Second quarter 2013 generic product net sales of $171 million represent an increase of 7 percent compared to second quarter 2012. This increase was primarily attributable to strong demand for Qualitest's diversified product portfolio. Net sales of $349 million during the first six months of 2013 represent an increase of 14 percent compared to the first six months of 2012. Qualitest continues to concentrate on additional process improvements and increased efficiencies in order to enhance profitability in addition to focusing on sales growth.
In July 2013, Qualitest received FDA approval of Oxycodone and Acetaminophen Tablets, 2.5mg/325mg, 7.5mg/325mg and 10mg/325mg. According to IMS Health, total combined branded and generic industry sales for these products in the U.S. for the 12 months ended Dec. 31, 2012 were approximately $400 million.
AMS
Second quarter 2013 sales were $126 million, a decrease of 2 percent, at current exchange rates, compared to second quarter 2012. This decrease is primarily attributable to a decrease in U.S.-based sales. Second quarter 2013 International-based sales of AMS products increased approximately 6 percent compared to second quarter 2012.
The decrease in U.S.-based sales is primarily attributable to a continued decrease in Women's Health sales. Worldwide sales of Women's Health products decreased 15 percent in the second quarter 2013, compared to the same period last year. The decrease in Women's Health sales is attributable to year-over-year declines in U.S.-based procedural volumes reflecting on-going industry shifts following the FDA's September 2011 advisory committee meeting regarding the use of surgical mesh in pelvic organ prolapse. AMS remains focused on educational activities as part of an overall effort to continue to encourage patients and physicians to discuss the risks and benefits of AMS's surgical mesh devices as an important treatment option for patients who suffer from stress urinary incontinence and/or pelvic organ prolapse.
Second quarter 2013 sales of AMS's benign prostatic hyperplasia (BPH) business increased 5 percent compared to second quarter 2012. This increase is primarily attributable to higher sales of GreenLight™ consoles and fiber sales. Second quarter 2013 Men's Health sales increased slightly compared to second quarter 2012.

2013 Financial Guidance
Endo's estimates are based on estimated results for the twelve months ended Dec. 31, 2013 and management's current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events. The company's guidance for reported (GAAP) earnings per share does not include any estimates for potential new corporate development transactions. For the full twelve months ended Dec. 31, 2013, at current exchange rates, Endo estimates:

•	Total revenue to be between $2.70 billion and $2.80 billion

•	Reported (GAAP) diluted earnings per share to be between $1.47 and $1.77

•	Adjusted diluted earnings per share to be between $4.25 and $4.55
The company's 2013 guidance is based on certain assumptions including:

•	Adjusted gross margin of between 64 percent and 66 percent

•	Adjusted effective tax rate of between 28.5 percent and 29.5 percent

•	The company continues to expect a single generic competitor for LIDODERM in September 2013 as a result of a previously announced settlement agreement with Actavis (formerly Watson Pharmaceuticals).
Balance Sheet Update
During the second quarter of 2013, Endo made payments of approximately $17 million to reduce the outstanding principal of term loan debt associated with the acquisition of AMS. This brings the total repayments on this debt to approximately $769 million, inclusive of approximately $638 million in cumulative voluntary prepayments, through second quarter of 2013.
Conference Call Information
Endo will conduct a conference call with financial analysts to discuss this news release today at 8:30 a.m. ET. Investors and other interested parties may call 877-546-5019 (domestic) or +1 857-244-7551 (international) and enter passcode 83553344. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from August 6, 2013 at 10:30 a.m. ET until 11:59 p.m. ET on August 20, 2013 by dialing 888-286-8010 (domestic) or +1 617-801-6888 (international) and entering passcode 16875843.

A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on August 20, 2013. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information
The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the three months ended June 30, 2013 and 2012 (in thousands, except per share data):

Three Months Ended June 30, 2013 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$766,509	$—		$766,509

COSTS AND EXPENSES:
Cost of revenues	309,167	(56,414)	(1)	252,753
Selling, general and administrative	253,335	(65,533)	(2)	187,802
Research and development	34,091	(3,367)	(3)	30,724
Litigation-related and other contingencies	59,971	(59,971)	(4)	—
Asset impairment charges	7,087	(7,087)	(5)	—
Acquisition-related and integration items, net	2,640	(2,640)	(6)	—
OPERATING INCOME	$100,218	$195,012		$295,230
INTEREST EXPENSE, NET	42,486	(5,662)	(7)	36,824
OTHER (INCOME) EXPENSE, NET	(16,413)	17,593	(8)	1,180
INCOME BEFORE INCOME TAX	$74,145	$183,081		$257,226
INCOME TAX	26,034	51,732	(9)	77,766
CONSOLIDATED NET INCOME	$48,111	$131,349		$179,460
Less: Net income attributable to noncontrolling interests	13,112	—		13,112
NET INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$34,999	$131,349		$166,348
DILUTED EARNINGS PER SHARE	$0.30			$1.42
DILUTED WEIGHTED AVERAGE SHARES	117,221			117,221
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $50,061, certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $2,353 and accruals for milestone payments to partners of $4,000.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $49,921, amortization of customer relationships of $2,746 and mesh litigation-related defense costs of $12,866.

(3)	To exclude milestone payments to partners of $1,398 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $1,969.

(4)	To exclude the net impact of accruals primarily for mesh-related product liability.

(5)	To exclude asset impairment charges.

(6)	To exclude integration costs of $2,580 and a loss of $60 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest acquisition.

(7)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.

(8)	To exclude $(16,545) related to patent litigation settlement income and other income of $(1,048).

(9)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Three Months Ended June 30, 2012 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$785,188	$—		$785,188

COSTS AND EXPENSES:
Cost of revenues	294,570	(58,857)	(1)	235,713
Selling, general and administrative	233,622	(5,697)	(2)	227,925
Research and development	45,427	(2,808)	(3)	42,619
Patent litigation settlement, net	131,361	(131,361)	(4)	—
Asset impairment charges	3,000	(3,000)	(5)	—
Acquisition-related and integration items, net	7,055	(7,055)	(6)	—
OPERATING INCOME	$70,153	$208,778		$278,931
INTEREST EXPENSE, NET	45,985	(5,169)	(7)	40,816
OTHER EXPENSE (INCOME), NET	297	(300)	(8)	(3)
INCOME BEFORE INCOME TAX	$23,871	$214,247		$238,118
INCOME TAX	1,776	69,559	(9)	71,335
CONSOLIDATED NET INCOME	$22,095	$144,688		$166,783
Less: Net income attributable to noncontrolling interests	12,630	—		12,630
NET INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$9,465	$144,688		$154,153
DILUTED EARNINGS PER SHARE	$0.08			$1.27
DILUTED WEIGHTED AVERAGE SHARES	121,080			121,080
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $55,812, the impact of inventory step-up recorded as part of acquisition accounting and net milestone payments and receipts of $2,236 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $809.

(2)	To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $2,945 and amortization of customer relationships of $2,752.

(3)	To exclude milestone and upfront payments to partners.

(4)	To exclude the net impact of the Actavis (Watson) litigation settlement.

(5)	To exclude asset impairment charges.

(6)
To exclude acquisition-related and integration costs of $6,996 and a loss of $59 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest Pharmaceuticals acquisition.

(7)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.

(8)	To exclude milestone and upfront payments to partners.

(9)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the six months ended June 30, 2013 and 2012 (in thousands, except per share data):

Six Months Ended June 30, 2013 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$1,475,028	$—		$1,475,028

COSTS AND EXPENSES:
Cost of revenues	595,093	(102,940)	(1)	492,153
Selling, general and administrative	489,717	(87,416)	(2)	402,301
Research and development	75,660	(9,182)	(3)	66,478
Litigation-related and other contingencies	128,203	(128,203)	(4)	—
Asset impairment charges	8,187	(8,187)	(5)	—
Acquisition-related and integration items, net	3,958	(3,958)	(6)	—
OPERATING INCOME	$174,210	$339,886		$514,096
INTEREST EXPENSE, NET	86,789	(11,112)	(7)	75,677
LOSS ON EXTINGUISHMENT OF DEBT	11,312	(11,312)	(8)	—
OTHER (INCOME) EXPENSE, NET	(34,581)	36,820	(9)	2,239
INCOME BEFORE INCOME TAX	$110,690	$325,490		$436,180
INCOME TAX	35,976	86,252	(10)	122,228
CONSOLIDATED NET INCOME	$74,714	$239,238		$313,952
Less: Net income attributable to noncontrolling interests	24,366	—		24,366
NET INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$50,348	$239,238		$289,586
DILUTED EARNINGS PER SHARE	$0.44			$2.51
DILUTED WEIGHTED AVERAGE SHARES	115,205			115,205
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $96,250, certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $2,690 and accruals for milestone payments to partners of $4,000.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $60,747, amortization of customer relationships of $5,503 and mesh litigation-related defense costs of $21,166.

(3)	To exclude milestone payments to partners of $3,972 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations of $5,210.

(4)	To exclude the net impact of accruals primarily for mesh-related product liability.

(5)	To exclude asset impairment charges.

(6)	To exclude integration costs of $3,858 and a loss of $100 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest acquisition.

(7)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.

(8)
To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our March 2013 prepayment on our Term Loan indebtedness as well as upon the amendment and restatement of our existing credit facility.

(9)	To exclude $(35,772) related to patent litigation settlement income and other income of $(1,048).

(10)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Six Months Ended June 30, 2012 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$1,475,821	$—		$1,475,821

COSTS AND EXPENSES:
Cost of revenues	659,390	(220,095)	(1)	439,295
Selling, general and administrative	488,076	(19,564)	(2)	468,512
Research and development	134,115	(49,780)	(3)	84,335
Patent litigation settlement, net	131,361	(131,361)	(4)	—
Asset impairment charges	43,000	(43,000)	(5)	—
Acquisition-related and integration items, net	10,804	(10,804)	(6)	—
OPERATING INCOME	$9,075	$474,604		$483,679
INTEREST EXPENSE, NET	92,881	(10,145)	(7)	82,736
LOSS ON EXTINGUISHMENT OF DEBT	5,426	(5,426)	(8)	—
OTHER EXPENSE, NET	748	(300)	(9)	448
(LOSS) INCOME BEFORE INCOME TAX	$(89,980)	$490,475		$400,495
INCOME TAX	(37,550)	152,142	(10)	114,592
CONSOLIDATED NET (LOSS) INCOME	$(52,430)	$338,333		$285,903
Less: Net income attributable to noncontrolling interests	25,450	—		25,450
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$(77,880)	$338,333		$260,453
DILUTED (LOSS) EARNINGS PER SHARE	$(0.67)			$2.14
DILUTED WEIGHTED AVERAGE SHARES	117,022			121,836
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $106,415, the impact of inventory step-up recorded as part of acquisition accounting of $880, the accrual for the payment to Impax related to sales of OPANA ER of $110,000, net milestone payments to partners of $1,487 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $1,313.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company’s operations of $14,055 and amortization of customer relationships of $5,509.

(3)	To exclude milestone and upfront payments to partners.

(4)	To exclude the net impact of the Actavis (Watson) litigation settlement.

(5)	To exclude asset impairment charges.

(6)
To exclude acquisition-related and integration costs of $10,872 and a gain of $(68) recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest Pharmaceuticals acquisition.

(7)	To exclude additional interest expense as a result of the prior adoption of ASC 470-20.

(8)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our 2012 prepayments on our Term Loan indebtedness.

(9)	To exclude milestone and upfront payments to partners.

(10)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Non-GAAP Adjusted net income and its components and Non-GAAP Adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP Adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance. See Endo's Current Report on Form 8-K filed today with the Securities and Exchange Commission for an explanation of Endo's reasons for using non-GAAP measures.
Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2013

	Year Ending
	December 31, 2013
Projected GAAP diluted income per common share	$1.47	To	$1.77
Upfront and milestone-related payments to partners	0.22		0.22
Amortization of commercial intangible assets and inventory step-up	1.65		1.65
Integration and restructuring charges	0.95		0.95
Charges for litigation and other legal matters	1.38		1.38
Actavis (Watson) litigation settlement	(0.41)		(0.41)
Interest expense adjustment for ASC 470-20 and other treasury related items	0.29		0.29
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of recent acquisitions	(1.30)		(1.30)
Diluted adjusted income per common share guidance	$4.25	To	$4.55
The company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of Aug 6, 2013.
About Endo
Endo Health Solutions Inc. (Endo) is a U.S.-based specialty healthcare company with four distinct business segments that are focused on branded and generic pharmaceuticals, devices and services and provide quality products to our customers while improving the lives of patients. Through our operating companies - AMS, Endo Pharmaceuticals, HealthTronics and Qualitest - Endo is dedicated to finding solutions for the unmet needs of patients. Learn more at www.endo.com.

(Tables Attached)
The following tables present Endo's unaudited Net Revenues for the three and six months ended June 30, 2013 and 2012:
Endo Health Solutions Inc.
Net Revenues (unaudited)
(in thousands)

	Three Months Ended June 30,		Percent Growth	Six Months Ended June 30,		Percent Growth
	2013	2012		2013	2012
Endo Pharmaceuticals:
LIDODERM®	$229,656	$228,006	1%	$416,680	$438,020	(5)%
OPANA® ER	57,951	93,413	(38)%	114,278	174,499	(35)%
Voltaren® Gel	42,783	43,690	(2)%	78,893	43,690	81%
PERCOCET®	25,950	25,824	—%	52,568	49,204	7%
FROVA®	14,312	14,002	2%	28,089	29,646	(5)%
FORTESTA® Gel	17,477	6,881	154%	32,131	12,703	153%
SUPPRELIN® LA	16,597	14,797	12%	30,023	28,243	6%
VANTAS®	3,107	4,346	(29)%	6,974	8,238	(15)%
VALSTAR®	4,888	6,087	(20)%	10,303	12,323	(16)%
Other Branded Products	1,052	1,120	(6)%	1,325	855	55%
Royalty and Other Revenue	1,874	4,620	(59)%	1,972	8,939	(78)%
Total Endo Pharmaceuticals	$415,647	$442,786	(6)%	$773,236	$806,360	(4)%
Total Qualitest	$170,530	$159,895	7%	$348,783	$305,240	14%
American Medical Systems:
Men's Health	68,081	66,972	2%	135,649	134,412	1%
Women's Health	27,666	32,466	(15)%	56,270	66,364	(15)%
BPH Therapy	30,224	28,693	5%	56,704	57,521	(1)%
Total AMS	125,971	128,131	(2)%	248,623	258,297	(4)%
HealthTronics	54,361	54,376	—%	104,386	105,924	(1)%
Total Revenue	766,509	785,188	(2)%	1,475,028	1,475,821	—%

The following table presents unaudited condensed consolidated Balance Sheet data at June 30, 2013 and December 31, 2012:

	June 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$505,608	$547,916
Accounts receivable	709,404	690,850
Inventories, net	429,942	357,638
Other assets	312,313	372,830
Total current assets	$1,957,267	$1,969,234
PROPERTY, PLANT AND EQUIPMENT, NET	375,079	385,668
GOODWILL	2,017,313	2,014,351
OTHER INTANGIBLES, NET	2,010,258	2,098,973
OTHER ASSETS	93,721	100,333
TOTAL ASSETS	$6,453,638	$6,568,559
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,351,809	$1,587,827
Other current liabilities	73,396	140,193
Total current liabilities	$1,425,205	$1,728,020
DEFERRED INCOME TAXES	476,384	516,565
LONG-TERM DEBT, LESS CURRENT PORTION, NET	2,994,252	3,037,947
OTHER LIABILITIES	306,252	152,821
STOCKHOLDERS' EQUITY:
Total Endo Health Solutions Inc. stockholders’ equity	$1,192,940	$1,072,856
Noncontrolling interests	58,605	60,350
Total stockholders’ equity	$1,251,545	$1,133,206
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,453,638	$6,568,559

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the six months ended June 30, 2013 and 2012:

	Six Months Ended June 30,
	2013	2012
OPERATING ACTIVITIES:
Consolidated net income (loss)	$74,714	$(52,430)
Adjustments to reconcile consolidated net income to Consolidated net income (loss)
Depreciation and amortization	135,051	139,563
Stock-based compensation	22,753	33,346
Amortization of debt issuance costs and premium / discount	18,567	17,521
Other	29,473	(26,591)
Changes in assets and liabilities which (used) provided cash	(163,527)	64,930
Net cash provided by operating activities	117,031	176,339
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(37,029)	(46,414)
Acquisitions, net of cash acquired	(3,645)	443
Other	(12,673)	13,800
Net cash used in investing activities	(53,347)	(32,171)
FINANCING ACTIVITIES:
Issuance of common stock from treasury, net of (purchases)	2,803	(53,101)
Cash distributions to noncontrolling interests	(24,349)	(26,158)
Principal (payments) borrowings on indebtedness, net	(117,443)	(233,445)
Exercise of Endo Health Solutions Inc. stock options	52,483	10,819
Other	(20,434)	1,752
Net cash used in financing activities	(106,940)	(300,133)
Effect of foreign exchange rate	948	291
NET DECREASE IN CASH AND CASH EQUIVALENTS	(42,308)	(155,674)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	547,916	547,620
CASH AND CASH EQUIVALENTS, END OF PERIOD	$505,608	$391,946

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
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